EXECUTION COPY

                               KOREA TELECOM CORP.

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                        HOLDERS AND BENEFICIAL OWNERS OF

                          AMERICAN DEPOSITARY RECEIPTS

                             -----------------------

                                Deposit Agreement

                             -----------------------

                            Dated as of May 25, 1999

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.01.  American Depositary Shares; ADSs ...............................1
SECTION 1.02.  Beneficial Owner ...............................................1
SECTION 1.03.  Commission .....................................................1
SECTION 1.04.  Company ........................................................1
SECTION 1.05.  CSD ............................................................2
SECTION 1.06.  Custodian ......................................................2
SECTION 1.07.  Deliver; Deposit; Surrender; Transfer; Withdraw ................2
SECTION 1.08.  Deposit Agreement ..............................................2
SECTION 1.09.  Depositary .....................................................2
SECTION 1.10.  Deposited Securities ...........................................2
SECTION 1.11.  Dollars ........................................................2
SECTION 1.12.  Holder .........................................................2
SECTION 1.13.  Korea ..........................................................2
SECTION 1.14.  Non-Voting Stock ...............................................3
SECTION 1.15.  NYSE ...........................................................3
SECTION 1.16.  Principal London Office ........................................3
SECTION 1.17.  Principal New York Office ......................................3
SECTION 1.18.  Receipts; ADRs .................................................3
SECTION 1.19.  Registrar ......................................................3
SECTION 1.20.  Securities Act of 1933 .........................................3
SECTION 1.21.  Securities Exchange Act of 1934 ................................3
SECTION 1.22.  Shares .........................................................3
SECTION 1.23.  United States ..................................................4
SECTION 1.24.  Won ............................................................4
SECTION 2.01.  Form and Transferability of Receipts ...........................4
SECTION 2.02.  Deposit of Shares ..............................................5
SECTION 2.03.  Execution and Delivery of Receipts .............................6
SECTION 2.04.  Transfer of Receipts; Combination and Split-up of Receipts .....6
SECTION 2.05.  Surrender of Receipts and Withdrawal of Deposited Securities ...7
SECTION 2.07.  Lost Receipts, Etc .............................................8
SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts ...........9
SECTION 2.09.  Maintenance of Records .........................................9
SECTION 3.01.  Filing Proofs, Certificates and Other Information ..............9
SECTION 3.02.  Liability of Holders and Beneficial Owners for Taxes and
                  Other Charges ...............................................9
SECTION 3.03.  Representations and Warranties on Deposit, Transfer and
                  Surrender and Withdrawal of Shares or Receipts .............10
SECTION 3.04.  Disclosure of Beneficial Ownership ............................10
SECTION 3.05.  Ownership Restrictions ........................................11
SECTION 4.01.  Power of Attorney .............................................11
SECTION 4.02.  Cash Distributions; Withholding of Taxes and other
                  Governmental Charges .......................................11
SECTION 4.03.  Distributions Other Than Cash, Shares, Non-Voting Stock or
                  Rights .....................................................12
SECTION 4.04.  Distributions in Shares .......................................12
SECTION 4.05.  Distribution of Non-Voting Stock ..............................13

SECTION 4.06.  Rights ........................................................13
SECTION 4.07.  Conversion of Foreign Currency ................................14
SECTION 4.08.  Fixing of Record Date .........................................15
SECTION 4.09.  Voting of Deposited Securities ................................15
SECTION 4.10.  Changes Affecting Deposited Securities ........................17
SECTION 4.11.  Transmittal by the Depositary of Company Notices, Reports
                  and Communications .........................................17
SECTION 4.12.  Taxation ......................................................17
SECTION 5.01.  Maintenance of Office and Transfer Books by the Depositary ....19
SECTION 5.02.  Lists of Receipt Holders ......................................19
SECTION 5.03.  Obligations of the Depositary, the Custodian and the Company ..19
SECTION 5.04.  Prevention or Delay in Performance by the Depositary or the
                  Company ....................................................20
SECTION 5.05.  Resignation and Removal of the Depositary; Appointment of
                  Successor Depositary .......................................21

SECTION 5.06.  Charges of Depositary .........................................21
SECTION 5.07.  The Custodian .................................................22
SECTION 5.08.  Notices and Reports ...........................................22
SECTION 5.09.  Issuance of Additional Shares, Etc ............................23
SECTION 5.10.  Indemnification ...............................................24
SECTION 5.11.  Certain Rights of the Depositary; Limitations .................25
SECTION 6.01.  Amendment .....................................................26
SECTION 6.02.  Termination ...................................................26
SECTION 7.01.  Counterparts ..................................................27
SECTION 7.02.  No Third Party Beneficiaries ..................................27
SECTION 7.03.  Severability ..................................................27
SECTION 7.04.  Holders and Beneficial Owners as Parties; Binding Effect ......27
SECTION 7.05.  Notices .......................................................27
SECTION 7.06.  Governing Law .................................................28
SECTION 7.07.  Prohibition of Assignment .....................................28
SECTION 7.08.  Compliance with United States Securities Laws .................28

                                    EXHIBIT A
                             FORM OF FACE OF RECEIPT

Introductory Paragraph ......................................................A-1
(1)   The Deposit Agreement .................................................A-1
(2)   Surrender of Receipts and Withdrawal of Deposited Securities ..........A-2
(3)   Transfers, Split-ups and Combinations .................................A-3
(4)   Certain Limitations ...................................................A-3
(5)   Liability of Holder for Taxes and other Charges .......................A-4
(6)   Warranties by Depositor ...............................................A-4
(7)   Charges of Depositary .................................................A-4
(8)   Title to Receipts .....................................................A-5
(9)   Validity of Receipt ...................................................A-5
(10)  Disclosure of Beneficial Ownership and Ownership Restrictions .........A-5
(11)  Available Information .................................................A-6


                                       ii
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Signature of Depositary .....................................................A-6
Address of Principal Office .................................................A-6

FORM OF REVERSE OF RECEIPT--Summary of Certain
Additional Provisions of the Deposit Agreement

(12)  Dividends and Distributions; Rights ...................................A-7
(13)  Record Dates ..........................................................A-9
(14)  Voting of Deposited Securities .......................................A-10
(15)  Changes Affecting Deposited Securities ...............................A-11
(16)  Reports; Inspection of Transfer Books ................................A-11
(17)  Withholding ..........................................................A-12
(18)  Liability of the Company and Depositary ..............................A-12
(19)  Certain Rights of the Depositary; Limitations ........................A-13
(20)  Resignation and Removal of Depositary; Substitution of Custodian .....A-14
(21)  Amendment of Deposit Agreement and Receipts ..........................A-14
(22)  Termination of Deposit Agreement .....................................A-14
(23)  Governing Law ........................................................A-15
(24)  Power of Attorney ....................................................A-15

                                    EXHIBIT B

Charges of the Depositary ...................................................B-1

                                DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT dated as of May 25, 1999 (the "Deposit Agreement") among KOREA TELECOM CORP., a corporation established under the laws of the Republic of Korea (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners (each as hereinafter defined) from time to time of the American Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

            WHEREAS, the Company desires to provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares;

            NOW THEREFORE, in consideration of the premises the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

            SECTION 1.01. American Depositary Shares; ADSs. The terms "American Depositary Shares" and "ADSs" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one-half of one Share, until there shall occur a distribution upon Deposited Securities covered by
Section 4.04 or a change in Deposited Securities covered by Section 4.10 with respect to which additional ADSs are not created, and thereafter American Depositary Shares shall represent the Shares or other Deposited Securities specified in such Sections.

            SECTION 1.02. Beneficial Owner. The term "Beneficial Owner" shall mean any person owning any beneficial interest in a Receipt issued hereunder but who is not the Holder of such Receipt.

            SECTION 1.03. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

            SECTION 1.04. Company. The term "Company" shall mean Korea Telecom Corp., a corporation organized and existing under the laws of Korea, having its principal office at 206 Jungja-dong, Pundang-gu, Songnam, Kyunggi-do, Korea, and its successors.

            SECTION 1.05. CSD. The term "CSD" shall mean any institution authorized under the applicable law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.

            SECTION 1.06. Custodian. The term "Custodian" shall mean, as of the date hereof, Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as substitute custodian or as additional custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

            SECTION 1.07. Deliver; Deposit; Surrender; Transfer; Withdraw. The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", or their respective noun forms, (including to or by the Custodian) when used with respect to Shares shall refer, where the context requires, to (i) a book-entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.

            SECTION 1.08. Deposit Agreement. The term "Deposit Agreement" shall mean this agreement as it may from time to time be amended in accordance with the terms hereof and all agreements supplemental hereto.

            SECTION 1.09. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

            SECTION 1.10. Deposited Securities. The term "Deposited Securities" as of any time shall mean Shares at such time deposited under the Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.07.

            SECTION 1.11. Dollars. The term "dollars" shall mean United States dollars.

            SECTION 1.12. Holder. The term "Holder" shall mean the person, from time to time, in whose name a Receipt is registered on the books of the Registrar maintained for such purpose.

            SECTION 1.13. Korea. The term "Korea" shall mean The Republic of Korea.


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

            SECTION 1.14. Non-Voting Stock. The term "Non-Voting Stock" shall mean any shares of the non-voting capital stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive such shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange or conversion in respect of the Non-Voting Stock of the Company, the term "Non-Voting Stock" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

            SECTION 1.15. NYSE. The term "NYSE" shall mean the New York Stock Exchange, Inc.

            SECTION 1.16. Principal London Office. The term "Principal London Office," when used with respect to the Depositary, shall mean the principal office of the Depositary in London, England, which, at the date of this Deposit Agreement, is located at Cottons Centre, Hays Lane, London SE1 2QT, England.

            SECTION 1.17. Principal New York Office. The term "Principal New York Office," when used with respect to the Depositary, shall mean the principal office of the Depositary in The City of New York, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York 10043.

            SECTION 1.18. Receipts; ADRs. The term "Receipts" or "ADRs" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt or ADR may evidence any number of American Depositary Shares.

            SECTION 1.19. Registrar. The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

            SECTION 1.20. Securities Act of 1933. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

            SECTION 1.21. Securities Exchange Act of 1934. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            SECTION 1.22. Shares. The term "Shares" shall mean any shares of the common stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive such shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

            SECTION 1.23. United States. The term "United States" shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.

            SECTION 1.24. Won. The term "Won" shall mean Korean Won.

                                   ARTICLE II
                      BOOK-ENTRY SYSTEM, FORM OF RECEIPTS,
                        DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

            SECTION 2.01. Form and Transferability of Receipts. Subject to the requirements of the NYSE or any applicable rule or regulation of any other securities exchange or market upon which the ADSs may be listed or traded, the Receipts shall be engraved, printed or lithographed on steel-engraved borders or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth as Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

            Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and dated by such signatory. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been so executed and dated by the Depositary and the Registrar. The Registrar shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipts by the Depositary.

            The ADRs shall bear a CUSIP number or numbers different from the CUSIP number or numbers that may be assigned to any depositary shares subsequently issued pursuant to any other arrangement with the Depositary which are not ADSs issued hereunder.

            Subject to any limitations set forth in a Receipt or in this Deposit Agreement, when such Receipt is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to such Receipt (and to each ADS evidenced thereby) shall be transferable by delivery as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of an ADR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

            SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and any applicable laws and regulations of Korea, the Depositary shall cause the Custodian to accept Shares for deposit from or on behalf of any person (in the case of the Company or any of its affiliates, subject to Section 5.09 hereof) when such deposit is made by (i) physical delivery of Shares to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, (ii) electronic transfer of Shares to the account of the Custodian maintained for that purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any such case accompanied by delivery to the Depositary or the Custodian, as the case may be, of a written order from or on behalf of such person directing the Depositary to execute and deliver a Receipt or Receipts for the number of ADSs representing the Shares so deposited and any payments required under this Deposit Agreement. As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish (1) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by any relevant governmental agency or agencies in Korea, if any, including those which are then performing the function of the regulation of currency exchange, (2) an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or, in lieu thereof, such agreement of indemnity as shall be satisfactory to the Depositary and (3) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of a CSD for the account of the Depositary or its nominee or the Custodian or its nominee. Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Company shall have consented to such deposit or
(ii) Korean counsel shall have advised the Depositary that the consent required under clause (i) above is no longer required under Korean laws and regulations.

            Each of the Depositary and the Custodian shall refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05, that such deposit would result in any violation of applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

            At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

            Upon each delivery to a Custodian of Shares (or other Deposited Securities pursuant to Section 4.03, 4.04, 4.05, 4.06 or 4.10) to be deposited hereunder together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or, subject to applicable law, its nominee on the shareholders' register or the books of the CSD, if applicable. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine, subject to the applicable laws of Korea.

            SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder and a proper acknowledgment or other evidence (i) from the Company (or the appointed agent of the Company for transfer and registration of Shares), satisfactory to the Depositary that any Deposited Securities are properly recorded upon the shareholders' register of the Company (or such agent) maintained for that purpose in the name of the Depositary or (ii) where such deposit is made by entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

            Upon receiving such notice from such Custodian, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal London Office or its Principal New York Office to or upon the order of the person or persons named in the notice delivered to the Depositary a Receipt or Receipts registered in the name or names requested in such notice and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares. The Depositary shall not be required to issue any fractional Receipts or any Receipts for fractional Shares.

            SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Registrar, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, without unreasonable delay, register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 and notified in writing, from time to time, to the Registrar. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of ADSs requested, evidencing the same class and aggregate number of ADSs as the Receipt or Receipts surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

            SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal London Office or Principal New York Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of Receipts (as set forth on Exhibit B hereto) and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, the ownership restrictions referred to in Section 3.05 and applicable laws and regulations of Korea, the Holder of such Receipt shall be entitled to physical delivery, to him or upon his order, or to electronic delivery or book-entry transfer to an account in Korea or, if permissible under applicable Korean law, outside Korea designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, as the case may be; provided, however, that such withdrawals will not be permitted until 30 days after (i) the closing of the Company's initial public offering of ADSs (and/or the closing of any over-allotment option in connection therewith) and
(ii) the issuance of ADSs hereunder issued in respect of newly issued Shares. Physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or, if permissible under applicable Korean law, to such Holder or as ordered by him. Physical or electronic delivery or book-entry transfer of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities for delivery to someone other than the Holder shall, if requested by the Depositary, deliver to the Depositary a written order directing it to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations. Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.06,
3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, except that the Depositary may make delivery to such persons or person at the Principal New York Office or Principal London Office of the Depositary of any such Deposited Securities which are in the form of cash.

            At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward a certificate or certificates (if available) and other proper documents of title, if any, for the Deposited Securities represented by such ADSs for delivery at the Principal New York Office or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing fewer than two ADSs or evidencing a number of ADSs not evenly divisible by two.

            SECTION 2.06. Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of a Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time. The surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders' meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

            SECTION 2.07. Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor and registered in the same name, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the Holder thereof with the Depositary of (a) a request for such exchange, execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.

            SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts physically surrendered to the Depositary shall be canceled by the Depositary. Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so canceled.

            SECTION 2.09. Maintenance of Records. The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07 and of Receipts canceled or destroyed under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

                                   ARTICLE III
                         CERTAIN OBLIGATIONS OF HOLDERS

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of applicable Korean or other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or to enable the Depositary or the Company to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall provide the Company, unless otherwise instructed by the Company, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties provided as aforesaid.

            SECTION 3.02. Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the ADSs evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary and any Beneficial Owner of such Receipt shall be liable to the Holder therefor. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such Receipt remaining liable for any deficiency.

            SECTION 3.03. Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Receipts. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, outstanding, fully paid and nonassessable, (ii) any preemptive or similar rights with respect thereto have been exercised or validly waived, (iii) the person making such deposit is duly authorized so to do and (iv) such Shares are not, and the ADSs issuable upon such deposit will not be, "restricted securities" as defined in Rule I 44(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts or adjustments in the Depositary's records in respect thereof.

            SECTION 3.04. Disclosure of Beneficial Ownership. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the ADSs evidenced by an ADR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

            SECTION 3.05. Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company's Articles of Incorporation. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares beneficially owned by a single holder to exceed fifteen percent (15%) of the aggregate number of Shares of the Company then issued and outstanding or any other limits under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations (and the cancellation of such ADSs), if and to the extent such disposition is permitted by applicable law. Nothing herein shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described in this Section 3.05.

                                   ARTICLE IV
                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

            SECTION 4.01. Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of a Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in
Section 3.05 and this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

            SECTION 4.02. Cash Distributions; Withholding of Taxes and other Governmental Charges. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to applicable Korean laws and regulations and the provisions of Section 4.07, cause the conversion as promptly as practicable of such dividend or distribution into dollars and promptly distribute such amount to the Holders entitled thereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

            SECTION 4.03. Distributions Other Than Cash, Shares, Non-Voting Stock or Rights. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities, the Depositary shall cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 hereof, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, equitable and practicable for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary shall have adopted.

            SECTION 4.04. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, cause such Shares to be deposited pursuant to this Deposit Agreement and either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate the number of ADSs representing the number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this Section, each ADS shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

            SECTION 4.05. Distribution of Non-Voting Stock. If any distribution upon any Deposited Securities consists of a dividend in Non-Voting Stock, the Depositary shall cause such Non-Voting Stock to be deposited under a Non-Voting Stock Deposit Agreement (the "Non-Voting Stock Deposit Agreement") which may be entered into among the Company, the Depositary and all holders and beneficial owners from time to time of global depositary receipts issued thereunder and shall cause the depositary shares issuable in respect of such deposit to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Non-Voting Stock must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Non-Voting Stock thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing receipts for fractional depositary shares representing such Non-Voting Stock in any such case, the Depositary shall sell the number of shares of such Non-Voting Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. The Company will not be obliged to list depositary shares representing Non-Voting Stock on any exchange.

            SECTION 4.06. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary shall, if requested in writing by the Company, take action as follows:

            (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

            (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments at public or private sales, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

            Subject to the foregoing, in the event that the Company issues any rights with respect to Non-Voting Stock, the securities issuable upon any exercise, whether by subscription or otherwise, of such rights by Holders or Beneficial Owners shall be depositary shares representing such Non-Voting Stock issued pursuant to the terms and provisions of the Non-Voting Stock Deposit Agreement.

            Notwithstanding anything to the contrary in this Section 4.06, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Holders or Beneficial Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from or not subject to the registration provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be. Neither the Depositary nor the Company shall have any obligation to register such rights or such securities under the Securities Act of 1933 or to submit, obtain or request, as the case may be, any such filing, report, approval or consent.

            SECTION 4.07. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency other than dollars (in this Section 4.07, hereinafter referred to as foreign currency), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights which can, in the reasonable judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

            If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, in good faith.

            If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the good faith opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute, pursuant to applicable law, the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

            If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

            SECTION 4.08. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of Sections 4.02 through 4.07 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of ADSs held by them respectively or with respect to such other matter.

            SECTION 4.09. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in Section 4.08 for determining the Holders entitled to give instructions for the exercise of voting rights. The notice shall be provided by the

Company in English to the Depositary immediately upon finalization of the form and substance thereof, in accordance with Section 5.08, but in no event less than the number of days in advance of such meeting required by applicable laws and regulations of Korea for notices to shareholders (at the date hereof, fourteen (14) days). The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company's shareholders' meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and
(b) a brief statement as to the manner in which such instructions may be given.

            Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. Holders acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices to the Holders of ADRs, and that the Holders of ADRs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

            Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall deliver to the Company a tabulation of the voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds fifteen percent (15%) of the total number of Shares outstanding, or any other limit under applicable Law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of two ADSs, or multiples thereof.

            The Company acknowledges and agrees that the provisions of Section
5.10 herein shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.09.

            SECTION 4.10. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the ADSs shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and shall, at the Company's request and pursuant to applicable law, and subject to Section 5.09 herein, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

            Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

            SECTION 4.11. Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to
Section 5.08.

            SECTION 4.12. Taxation. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares, Non-Voting Stock or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, Non-Voting Stock and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

            The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under applicable tax treaties for the Holders.

            Neither the Company nor the Depositary shall have any obligation to any Holder to apply a Korean tax withholding rate under any treaty or other arrangement between Korea and the country within which such Holder is resident unless such Holder has timely provided to the Company evidence of the residence of such Holder that is accepted by the relevant tax authorities of Korea. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to penalties or interest arising out of any reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section.

            The Depositary is under no obligation to provide the Holder with evidence of foreign taxes withheld, but will, upon the reasonable request of a Holder, provide the Holder with copies of evidence provided by the Company to the Depositary of foreign taxes withheld. In no event shall the Depositary be held liable for a Holder's failure to obtain foreign tax credits against the Holder's United States federal income tax liability.

            If any withholding tax is imposed at source on any amounts paid under this Deposit Agreement and the Company is required to withhold and pay such tax, the Company shall promptly provide to the Depositary a copy of the original tax receipt or other proof of payment if available. Additionally, if any tax is paid by the Company (e.g., stamp duty tax or capital gains tax) relating to any amounts paid under this Deposit Agreement, the Company shall provide to the Depositary a copy of the tax receipt or other proof of payment if available.

            In no event shall the Depositary be held liable if the Company or any subsidiary thereof constitutes a Foreign Personal Holding Company, Passive Foreign Investment Company, or any other type of entity that may result in a Holder's or Beneficial Owner's increased tax liability in respect of (i) gain realized on the sale or other disposition of the ADSs or (ii) dividends. The Depositary is under no obligation to provide any Holder or Beneficial Owner with any information regarding the tax status of the Company in the current or any succeeding taxable years. Upon request, the Depositary shall promptly provide to
(i) each Holder and (ii) each person that was a Holder during the period to which the information applies, a copy of such information provided by the Company relevant to the tax status of the Company.

            SECTION 4.13. Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

                                    ARTICLE V
                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books at its Principal New York Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

            Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

            If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon notice to the Company.

            SECTION 5.02. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names Receipts are registered on the books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

            SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in this Deposit Agreement.

            The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its duties set forth in this Deposit Agreement.

            The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

            SECTION 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03,
4.04 or 4.05 of this Deposit Agreement or a distribution and offering pursuant to Section 4.06 or 4.10 of this Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may not make such distribution or offering, and may allow any rights, if applicable, to lapse.

            SECTION 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 60 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall at its own cost promptly mail notice of its appointment to all Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            SECTION 5.06. Charges of Depositary. The expenses, fees or charges of the Depositary and the Registrar, if any, shall be paid by the Company only as provided herein. Persons depositing Shares or the Holders, as applicable, agree to pay (1) the fees of the Depositary for the delivery of Receipts pursuant to Section 2.03, the surrender of Receipts for the purpose of withdrawal of Deposited Securities pursuant to Section 2.05 and the distribution of dividends and sale or exercise of rights or other corporate action involving distribution to holders of Shares, each as provided in Exhibit B hereto, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the shareholders' register of the Company and accordingly applicable to transfers of Shares to or from the name of the Depositary on the making of deposits pursuant to Section 2.02 or the withdrawal of Deposited Securities pursuant to Section 2.05, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders and (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.07.

            Any other charges and expenses of the Depositary hereunder and the Registrar (other than the charges and expenses of the Custodian or any other agent of the Depositary) will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian or any other agent of the Depositary are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05.

            SECTION 5.07. The Custodian. The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Korea Securities Depository as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. If the Depositary receives a notice of the resignation of the Custodian and upon effectiveness of such resignation there would be no Custodian hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Such resignation of the Custodian shall take effect upon the appointment of a successor custodian and its acceptance of such appointment. The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder. Immediately upon any change of Custodian or appointment of additional Custodians, the Depositary shall at its own expense give notice thereof in writing to all Holders.

            Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

            SECTION 5.08. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian and the Depositary a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities; provided, however, with respect to any meeting in which the holders of Shares or other Deposited Securities are entitled to exercise voting rights, the Company agrees to transmit to the Depositary a copy of the notice thereof immediately upon finalization by the Company of the form and substance of such notice, but in no event less than the number of days in advance of such meeting required by applicable laws and regulations of Korea for notices to shareholders (at the date hereof, fourteen (14) days).

            The Company shall furnish to the Depositary (i) annual reports in English (to the extent required by applicable regulations of the Commission), which will include a review of operations, and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles of Korea ("Korean GAAP"), with a reconciliation of net income and shareholders' equity to generally accepted accounting principles in the United States, if prepared pursuant to the Securities Exchange Act of 1934, within 180 days after the end of the fiscal year, (ii) an English translation of its unaudited non-consolidated financial statements prepared in conformity with Korean GAAP for the first six months of the fiscal year (to the extent required by applicable regulations of the Commission) within 90 days after the end of the first six months of the fiscal year, (iii) English versions of all other reports (other than the Company's annual report to shareholders and semiannual or any other periodic interim report to shareholders) and communications (to the extent required by applicable regulations of the Commission) that are made generally available to holders of Shares of the Company and (iv) such quantities as the Depositary may reasonably request of the notices and summaries referred to in preceding clauses (i), (ii) and (iii).

            The Depositary shall arrange at the Company's expense for prompt mailing to all Holders of copies of all such notices, summaries, reports and communications that are furnished to it by the Company for distribution to Holders. The Depositary may, but shall not be required to, at the Company's expense, obtain English translations or adequate English summaries of any notices, reports or communications which are not furnished to the Depositary in English text.

            The Depositary will make available for inspection by Holders at its Principal New York Office and its Principal London Office and at the office of each Custodian copies of the Deposit Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Shares, and (b) made generally available to the holders of Shares by the Company.

            Additionally, the Company agrees that if, and so long as, the ADSs are listed on the NYSE and/or the Official List of The London Stock Exchange Limited (the "London Stock Exchange") and if, and so long as, required by the rules or regulations of the NYSE and/or the London Stock Exchange, the Company will publish all notices to holders of Shares in such manner as required by the NYSE and/or the London Stock Exchange.

            SECTION 5.09. Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to Deposited Securities or any future issuance to Holders for cash of such additional securities, the Depositary shall not distribute any such additional securities to the Holders unless the Depositary shall have received, if it shall so require after consultation with the Company, a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, at the cost of the Company, stating whether or not the circumstances of such issuance are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a Registration Statement is required, stating that there is a Registration Statement in effect which will cover such issuance.

            In the event of any issuance by the Company of (a) additional Shares, (b) rights, preferences or privileges to subscribe for Shares, (c) securities convertible into or exchangeable for Shares, or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution, or issuance for cash to Holders, in each such case as set forth above), such issuance shall be effected by the Company in a manner so as not to violate the Securities Act of 1933. If the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary or the Custodian to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act. The Company shall have no obligation to register any such issuance under the Securities Act of 1933.

            The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless such transaction is registered under the Securities Act of 1933 or is not required to be registered under the Securities Act of 1933 as confirmed by an opinion of United States counsel.

            SECTION 5.10. Indemnification. The Company agrees to indemnify the Depositary and each Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of ADSs or Shares or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the ADSs.

            The Depositary agrees to indemnify the Company and its officers, directors and employees and hold each of them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary. With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to assign to the Company, to the extent of such Liability or expense, such chose in action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the Custodian Agreement.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

            The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

            SECTION 5.11. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.11 and Section 3.05 and applicable Korean law, the Depositary, its affiliates and their agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to Section 4.04 or 4.06, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom ADSs or Shares are delivered that, at the time the Depositary causes the issuance of such ADSs or delivers such Shares, the Applicant or its customer owns the Shares or ADSs to be delivered to the Depositary, or (y) such evidence of ownership of Shares or ADSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or ADSs in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares or ADSs and deliver such Shares or ADSs upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADSs issued under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the ADSs then outstanding and with respect to which Shares are on deposit with the Depositary and that the Shares released at any time generally under (ii) above will not exceed 30% of the Shares that remain on deposit; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate; further provided, however, that the Depositary will not enter into any transaction under (i) or (ii) above that will have the immediate effect of exceeding the 30% limitation until after consultation with the Company. The Depositary will also set limits with respect to the number of ADSs and Shares involved in transactions to be effected pursuant to this Section 5.11 with any one person on a case-by-case basis as it deems appropriate.

            Collateral provided by an Applicant for ADSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

            SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts in accordance with Section 7.05 hereof. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

            SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company, upon 90 days' prior written notice from the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of ADRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 hereof

                                   ARTICLE VII
                                  MISCELLANEOUS

            SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

            SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and their permitted successors and assigns and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

            SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect. The Holders and the Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein.

            SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by air courier, or by cable, telex or facsimile transmission confirmed by letter personally delivered or sent by air courier, addressed to Korea Telecom Corp., 206 Jungja-dong, Pundang-gu, Songnam, Kyunggi-do, Korea; Attention: Director, Finance & Accounting Office, Stocks Management Division (facsimile number: (82) 342-727-0939), or to any other address which the Company may specify in writing. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by air courier, or by cable, telex or facsimile transmission confirmed by letter personally delivered or sent by air courier, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Department (telex number: ITT 420392 or TRT: 175826, in each case marked "NYADR"; facsimile number: (212) 825-5398), or to any other address which the Depositary may specify in writing.

            Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the

Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

            Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of laws thereof. The Company and the Depositary agree that New York State or federal courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to legal actions or proceedings in such courts whether on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum. The Company irrevocably designates and appoints Korea Exchange Bank, New York Branch, presently located at 460 Park Avenue, New York, New York 10022, U.S.A., as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Deposit Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in The City of New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

            SECTION 7.07. Prohibition of Assignment. Neither the Depositary nor the Company may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the other.

            SECTION 7.08. Compliance with United States Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            IN WITNESS WHEREOF, KOREA TELECOM CORP. and CITIBANK, N.A. have duly executed this agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts in accordance with the terms hereof or upon acquisition of any beneficial interest in such Receipts.

                                         KOREA TELECOM CORP.

                                         By: /s/ Soo Ho Maeng
                                             --------------------------------
                                             Name: Soo Ho Maeng
                                             Title: Managing Director


                                         CITIBANK, N.A.

                                         By:
                                             --------------------------------
                                             Name: John H. Moore
                                             Title: Vice President

            IN WITNESS WHEREOF, KOREA TELECOM CORP. and CITIBANK, N.A. have duly executed this agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts in accordance with the terms hereof or upon acquisition of any beneficial interest in such Receipts.

                                         KOREA TELECOM CORP.

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         CITIBANK, N.A.

                                         By: /s/ John H. Moore
                                             --------------------------------
                                             Name: John H. Moore
                                             Title: Vice President

                                    EXHIBIT A

Number____________

             CUSIP Number________

                                                AMERICAN DEPOSITARY SHARES (EACH
                                                AMERICAN DEPOSITARY SHARE
                                                REPRESENTING ONE-HALF OF ONE
                                                SHARE)

                              (FORM OF FACE OF ADR)
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  representing
                        DEPOSITED SHARES OF COMMON STOCK,
                        PAR VALUE 5,000 WON PER SHARE OF
                               KOREA TELECOM CORP.
             (a corporation under the laws of The Republic of Korea)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that _____ is the owner of that number of American Depositary Shares indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 Won per share, or evidence of rights to receive such shares ("Shares"), of Korea Telecom Corp., a corporation under the laws of the Republic of Korea (the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents one-half of one Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository. The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called "ADRs" or "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of May 25, 1999 (the "Deposit Agreement"), among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal London Office or Principal New York Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this Receipt, and upon payment of the fee of the Depositary provided in paragraph (7) of this Receipt, and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, the ownership restrictions referred to in Section 3.05 of the Deposit Agreement and applicable laws and regulations of Korea, the Holder hereof is entitled to physical delivery, to him or upon his order, or to electronic delivery or book entry transfer to an account in Korea or, if permissible under applicable Korean law, outside the United States designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt or constituting such beneficial interest, as the case may be; provided, however, that such withdrawals are not permitted until 30 days after the issuance of the ADSs issued under the Deposit Agreement in the case of ADSs issued in receipt of newly issued Shares. Physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or, if permissible under applicable Korean law, to such Holder or as ordered by him. Physical or electronic delivery or book-entry transfer of Deposited Securities will be made without unreasonable delay. The Depositary shall confirm to the person surrendering a Receipt or so giving written instructions the surrender of a Receipt or the receipt of instructions regarding withdrawal of Deposited Securities.

            A Receipt surrendered or written instructions received for such purposes will be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.

            Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instruments, the Deposited Securities represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, except that the Depositary may make delivery to such person or persons at the Principal New York Office or Principal London Office of the Depositary or any such Deposited Securities which are in the form of cash.

            At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or other government charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward a certificate or certificates (if available) and other proper documents of title, if any, for the Deposited Securities represented by such ADSs for delivery at the Principal New York Office or Principal London Office of the

Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing fewer than two ADSs or evidencing a number of ADSs not evenly divisible by two.

            (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this Receipt is transferable on the books of the Registrar by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law); provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of shares as determined by the Company in order to comply with the ownership restrictions referred in Section 3.05 of the Deposit Agreement and notified in writing, from time to time, to the Registrar. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same class and aggregate number of ADSs and registered in the name of the same Holder as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the presenter of a Receipt or the depositor of Shares a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (7) of this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            (4) Certain Limitations. The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable Korean or other taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and the registration of shares) or books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time in accordance with the Deposit Agreement; provided, however, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders' meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation to the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

            (5) Liability of Holders and Beneficial Owners For Taxes and Other Charges. If any Korean or other tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and shall be payable by Beneficial Owners to the Holder. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

            (6) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, (ii) any preemptive or similar rights with respect thereto have been exercised or validly waived, (iii) the person making such deposit is duly authorized so to do, and (iv) such Shares are not, and the ADSs issuable upon such deposit will not be "restricted securities" as defined in Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts or adjustments in the Depositary's records in respect thereof.

            (7) Charges of Depositary. The Depositary will charge the party to whom ADSs are delivered against deposits of Shares and the party surrendering ADSs for delivery of Deposited Securities up to $5.00 per 100 ADSs (or portion thereof) surrendered unless otherwise provided in the Deposit Agreement. Unless prohibited by an exchange upon which the ADSs may be listed, the Depositary will charge the party to whom any cash distribution, or for whom the sale or exercise of rights or other corporate action involving distributions to shareholders, is made with respect to ADSs up to $0.02 per ADS held plus the expenses of the Depositary on a per-ADS basis. The Company will pay the expenses of the Depositary and any Registrar only as specified in the Deposit Agreement. The Depositary will pay any other charges and expenses of the Depositary and the Registrar. Holders of Receipts shall pay (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars.

            All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, subject to the Deposit Agreement. The right of the

Depositary to receive payment of fees, charges and expenses shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05 of the Deposit Agreement.

            (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this Receipt as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

            (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

            (10) Disclosure of Beneficial Ownership and Ownership Restrictions. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request. The Company may restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares beneficially owned by a single holder to exceed fifteen percent (15%) of the aggregate number of Shares of the Company then issued and outstanding or any other limits under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner, who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner, in excess of such limitations (and the cancellation of such ADSs), if and to the extent such disposition is permitted by applicable law. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described herein or in Section 3.05 of the Deposit Agreement.

            (11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

Dated:

                                              CITIBANK, N.A.,
                                                as Depositary


                                              By:_______________________________
                                                 Vice President

            The address of the Principal New York Office of the Depositary is 111 Wall Street, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (12) Dividends and Distributions; Rights. Whenever the Custodian or the Depositary receives a cash dividend or other cash distribution on the Deposited Securities or the net proceeds from the sale of securities, property or rights, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can, in the reasonable judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto and subject to the provisions of the Deposit Agreement, convert or cause to be converted as promptly as practicable such foreign currency into United States dollars and will distribute promptly the amount thus received and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders entitled to receive the same.

            Whenever the Depositary or the Custodian receives any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities, the Depositary will, after consultation with the Company cause the securities or property received by the Custodian to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution subject to any applicable laws or regulations of Korea. If in the opinion of the Depositary any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any party thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval and pursuant to applicable law, and will, if the Company so requests, deposit such Shares under the Deposit Agreement and either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the number of Shares so received, in either case after deduction or upon payment of the fees and expenses of the Depositary. If the Depositary deems such distribution for any reasons (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed, each ADS will thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby. The Company will not be obliged to list depositary shares representing Non-Voting Stock on any exchange.

            If any distribution upon any Deposited Securities consists of a dividend in Non-Voting Stock, the Depositary shall cause such Non-Voting Stock to be deposited under a Non-Voting Stock Deposit Agreement (the "Non-Voting Stock Deposit Agreement") which may be entered into among the Company, the Depositary and all holders and beneficial owners from time to time of global depositary receipts issued thereunder and, subject to the terms and conditions of the Non-Voting Stock Deposit Agreement, will cause the depositary shares issuable in respect of such deposit to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Non-Voting Stock must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Non-Voting Stock thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing receipts for fractional depositary shares representing such Non-Voting Stock in any such case, the Depositary shall sell the number of shares of such Non-Voting Stock represented by the aggregate of such factions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section
5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested in writing by the Company, either (a) make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, if lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, or (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments at public or private sales, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

            Subject to the foregoing, in the event that the Company issues any rights with respect to Non-Voting Stock, the securities issuable upon any exercise, whether by subscription or otherwise, of such rights by Holders or Beneficial Owners shall be depositary shares representing such Non-Voting Stock issued pursuant to the terms and provisions of the Non-Voting Stock Deposit Agreement.

            Notwithstanding anything to the contrary in Section 4.06 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Holders or Beneficial Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from or not subject to the registration provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be. Neither the Depositary nor the Company shall have any obligation to register such rights or such securities under the Securities Act of 1933 or to submit, obtain or request, as the case may be, of such filing, report approval or consent.

            (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of American Depositary Shares held by them respectively.

            (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of, or solicitation of consents or proxies from, any meeting of holders of Shares or other Deposited Securities, such notice to be provided by the Company in English to the Depositary immediately upon finalization by the Company of the form and substance of such notice (in accordance with Section
5.08 of the Deposit Agreement), the Depositary shall, if requested in writing by the Company and as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.08 of the Deposit Agreement. The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company's shareholders' meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.

            Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. Holders acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices to the Holders of ADRs, and that the Holders of ADRs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities of such Series represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

            Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall deliver to the Company a tabulation of the voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder or Beneficial Owner of ADRs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds fifteen percent (15%) of the total number of Shares outstanding, or any other limit under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of two ADSs, or multiples thereof.

            The Company acknowledges and agrees that the provisions of Section
5.10 of the Deposit Agreement will apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.09 of the Deposit Agreement.

            (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which will be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs will, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and will, if the Company so requests and pursuant to applicable law, and subject to Section 5.09 of the Deposit Agreement, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.10 of the Deposit Agreement in respect of the Deposited Securities, the Depositary will give notice thereof, at the Company's expense, in writing to all Holders.

            (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement. The Depositary will keep books at its Principal New York Office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. Upon notice to the Company, the Depositary may close the transfer books, at any time or from time or time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

            (17) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

            (18) Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, including for any consequential or punitive damages for any breach of the Deposit Agreement, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Deposit Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (19) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of Sections 5.11 and 3.05 of the Deposit Agreement and applicable Korean law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section
2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom ADSs or Shares are delivered that, at the time the Depositary causes the issuance of such ADSs or delivers such Shares, the Applicant or its customer owns the Shares or ADSs to be delivered to the Depositary, or (y) such evidence of ownership of Shares or ADSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or ADSs in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares or ADSs and deliver such Shares or ADSs upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADSs issued under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the ADSs then outstanding and with respect to which Shares are on deposit with the Depositary and that the Shares released at any time generally under
(ii) above will not exceed 30% of the Shares that remain on deposit; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate; further provided, however, that the Depositary will not enter into any transaction under
(i) or (ii) above that will have the immediate effect of exceeding the 30% limitation until after consultation with the Company. The Depositary will also set limits with respect to the number of ADSs and Shares involved in transactions to be effected pursuant to Section 5.11 of the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate.

            Collateral provided by an Applicant for ADSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

            (20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (21) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may at any time and from time to time be amended by Agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold any Receipt or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

            (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company, upon 90 days' prior written notice from the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

            (23) Governing Law. The Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of laws thereof.

            (24) Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of this Receipt hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Section 3.05 and Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_________________________________________  _____________________________________
(Please insert social security or other    (Please print or typewrite name and
identifying number of assignee)            address of assignee)

the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints _______________________
________________________________________________________________________________
attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.


Dated:___________________________________  Signature____________________________
                                           NOTE: The signature to any
                                           endorsement hereon must correspond
                                           with the name as written upon the
                                           face of the Receipt in every
                                           particular, without alteration or
                                           enlargement or any change whatever.
                                           If the endorsement be executed by an
                                           attorney, executor, administrator,
                                           trustee or guardian, the person
                                           executing the endorsement must give
                                           his full title in such capacity, and
                                           proper evidence of authority to act
                                           in such capacity, if not on file with
                                           the Depositary, must be forwarded
                                           with this Receipt.

                                           All endorsements or assignments of
                                           Receipts must be guaranteed by a
                                           member of a Medallion Signature
                                           Program approved by the Securities
                                           Transfer Association Inc.

                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

                  Service                                     Rate                              Fees Payable By
                  -------                                     ----                              ---------------
(1)   Issuance of ADSs upon deposit of        Up to $5.00 per 100 ADSs (or portion      Party receiving ADSs*
      Shares (excluding issuances             thereof)
      contemplated by (3) below)

(2)   Delivery of Deposited Securities        Up to $5.00 per 100 ADSs (or portion      Party surrendering ADSs
      against surrender of ADSs               thereof)

(3)   Distributions (other than cash or       Up to $0.02 per ADS held                  Party to whom distribution, or for whom
      stock dividends); sale or exercise                                                sale or exercise of rights, or other
      of rights; or other corporate                                                     corporate action is made
      action involving distributions to
      shareholders (including any
      distribution in the form of
      Shares, Non-Voting Capital Stock
      or delivery of ADSs upon exercise
      of rights)

----------
* In any offering of ADSs by the Company or the Government of Korea, the Depositary agrees to waive the fees specified in clause (1) above as might otherwise be payable by the party receiving the ADSs in connection with such offering.


                                       B-1